Exhibit 99.1

MZT Holdings, Inc. Announces Determination Not to File 2007 Annual Report on
Form 10-K or to Make Future Quarterly or Annual Report Filings

FOXBOROUGH, Mass.—Business Wire—MZT Holdings, Inc., formerly known as Matritech, Inc. (trading symbol: MZTH), announced today that its Board of Directors had determined not to file an Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  The Board of Directors of MZT Holdings determined not to file this Annual Report on Form 10-K because that filing would primarily report on MZT Holdings’ operations prior to its sale of substantially all of its assets to a wholly-owned subsidiary of Inverness Medical Innovations, Inc., which closed on December 12, 2007.

In addition, MZT Holdings today announced that its Board of Directors had also determined not to file Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K for any future periods.

MZT Holdings’ Board of Directors determined not to make these filings after careful consideration of MZT Holdings’ current circumstances, including the fact that MZT Holdings is no longer engaged in any active business or operations and no longer has any employees, but is instead dissolving in accordance with the requirements of the Delaware General Corporation Law and pursuant to a Plan of Liquidation and Dissolution previously disclosed in MZT Holdings’ proxy statement, filed with the Securities and Exchange Commission on November 14, 2007 and approved by MZT Holdings’ stockholders at a special meeting held on December 12, 2007.  MZT Holdings’ Board of Directors also carefully considered the fact that continuing to make these filings would require MZT Holdings to incur considerable expenses (in the form of legal, accounting, consulting and other professional fees), thereby reducing the amounts that may ultimately be distributable to the MZT Holdings’ stockholders in the future.

In coming to these decisions, MZT Holdings’ Board of Directors was particularly focused on maximizing the amount that MZT Holdings will ultimately have available for distribution to its stockholders, as well as the fact that neither an Annual Report on Form 10-K for the fiscal year ended December 31, 2007, nor future quarterly or annual report filings would provide meaningful information to MZT Holdings’ stockholders or the investing public that could not be provided in other, less expensive ways.

To that end, MZT Holdings intends to continue to file Current Reports on Form 8-K upon the occurrence of any events that are material to MZT Holdings, including the making of any distribution payments or the final dissolution of MZT Holdings.  In addition, in lieu of filing an Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or making future quarterly or annual report filings, MZT Holdings intends to file Current Reports on Form 8-K following the conclusion of each fiscal quarter that will contain statements of MZT Holdings’ assets and liabilities as of the last day of such fiscal quarter, which statements will be prepared by MZT Holdings’ management; subjected to certain attest procedures by a certified public accounting firm, conducted in accordance with the attestation standards established by the American Institute of Certified Public Accountants; and covered by a report of agreed-upon procedures from a certified public accounting firm.  MZT Holdings intends to file the first of these asset and liability statements for the fiscal quarter ended December 31, 2007 not later than April 30, 2008 and will continue to make these filings within 45 days of the end of each subsequent fiscal quarter until MZT Holdings has made a final distribution to its stockholders of record as of April 4, 2008.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the amounts available for distribution to holders of MZT Holdings’ common stock and MZT Holdings’ expected timing to make distributions to its stockholders, as well as statements related to MZT Holdings’ intention to make and not to make certain filings with the Securities and Exchange Commission in the future.  These statements reflect MZT Holdings’ current expectations with respect to future events and are based on its management’s current assumptions and information currently available.  Actual results may differ materially.  There can be no assurance that MZT Holdings’ expectations will be achieved.  Please refer to the risk factors detailed in MZT Holdings’ periodic reports and registration statements as filed with the Securities and Exchange Commission, as well as in MZT Holdings’ definitive proxy statement filed on November 14, 2007.  These forward-looking statements are neither promises nor guarantees.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. MZT Holdings undertakes no responsibility to revise or update any such forward-looking information.

Contact:

MZT Holdings, Inc.
Craig Jalbert, (508) 203-4286
President